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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-4, to be filed on or about July 21, 1998, of our report dated February 19, 1998, on our audit of the financial statements and financial statement schedules of Bayard Drilling Technologies, Inc. We also consent to the reference to our firm under the caption "Experts".

 /s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
Oklahoma City, Oklahoma
July 20, 1998

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